UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                             September 14, 2005

CERTEGY INC.

(Exact name of Registrant as Specified in its Charter)

Georgia	001-16427	58-2606325
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Second Avenue South, Suite 1100S St. Petersburg, Florida		33701
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (727) 227-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2005, Certegy Inc., a Georgia corporation (“Certegy”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Certegy, C Co Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Certegy (“Merger Sub”), and Fidelity National Information Services, Inc. (“FIS”), a Delaware corporation and a majority-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“FNF”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, FIS will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly-owned subsidiary of Certegy (the “Merger”).  At the effective time of the Merger, Certegy will change its name to Fidelity National Information Services, Inc.

The Merger Agreement

At the effective time and as a result of the Merger, each share of FIS common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive 0.6396 shares of Certegy’s common stock, par value $0.01 per share (“Certegy Stock”).  As a result of the Merger, it is anticipated that FNF and the other FIS stockholders (collectively, the “FIS Stockholders”) will own, on a fully-diluted basis, approximately 67.5% of the total outstanding Certegy Stock with FNF owning approximately 50.3%.

The approximately 132 million shares of Certegy Stock to be issued to FIS Stockholders in the Merger will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but instead will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Certegy and the FIS Stockholders will enter into a registration rights agreement in connection with the closing of the Merger providing for certain registration rights in favor of the FIS Stockholders with respect to their shares of Certegy Stock.

The Merger Agreement provides that Certegy will declare and pay a special dividend of $3.75 per share to existing Certegy shareholders prior to the Merger.  Certegy’s options, restricted shares and restricted stock units will fully vest, and will remain outstanding or be paid in accordance with the terms of the plans and agreements under which they were issued.  All Certegy options, restricted shares and restricted stock units will be adjusted for the special dividend.  Certegy will also assume FIS’s outstanding options and option plan and convert them into options for Certegy Stock, subject to adjustments described in the Merger Agreement.

After the Merger, William P. Foley, II, the Chairman and Chief Executive Officer of FNF, will be the Chairman of Certegy’s Board of Directors.  Certegy’s current Chairman and Chief Executive Officer, Lee A. Kennedy, will continue as a director and as Certegy’s Chief Executive Officer.  Certegy’s Board of Directors will change upon the effective time of the Merger as described under the heading “The Shareholders Agreement” in this Item 1.01.

Certegy and FIS have made customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause a shareholder meeting to be held by Certegy to consider approval of the Merger and certain other transactions contemplated by the Merger Agreement and (iv) that, subject to certain exceptions, the Certegy Board of Directors will recommend approval by its shareholders of the Merger Agreement.  In addition, Certegy made certain additional customary covenants, including, among others, covenants not to:  (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of Certegy’s shareholders, (ii) absence of any injunction or order prohibiting the closing, and (iii) expiration or termination of the Hart-Scott-Rodino waiting period.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) material compliance of the other party with its covenants and (c) the delivery of customary opinions from counsel to FIS and counsel to Certegy that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement contains certain termination rights for both FIS and Certegy, and further provides that, upon termination of the Merger Agreement under specified circumstances, Certegy may be required to pay FIS transaction expenses of up to $10 million or a termination fee of $ 65 million.

The Shareholders Agreement

In connection with the Merger, on September 14, 2005, Certegy and the FIS Stockholders entered into a Shareholders Agreement (the “Shareholders Agreement”) which places certain post-Merger restrictions on FNF and the other FIS Stockholders and makes certain arrangements concerning the post-Merger governance of Certegy.  The Shareholders Agreement, among other things, (i) places certain restrictions on the acquisition or disposition of Certegy Shares by the FIS Shareholders; (ii) places certain conditions upon FNF’s ability to effectuate a “going-private” transaction with Certegy; (iii) provides that the Board of Directors of Certegy upon the effective time of the Merger will consist of four directors designated by the existing Certegy Board (including Certegy’s current Chairman and Chief Executive Officer, Lee A. Kennedy), four directors designated by FNF (including William P. Foley, II, the Chairman and Chief Executive Officer of FNF) and two directors designated by two existing FIS minority stockholders; and (iv) provides that so long as FNF holds at least 30% of the total outstanding Certegy Stock, Certegy may not, without FNF’s consent, engage or terminate a Chief Executive Officer or Chief Financial Officer or adopt an annual budget.

The Commitment Agreement

In connection with the Merger, on September 14, 2005, Certegy and the FIS Stockholders entered into a Commitment Agreement (the “Commitment Agreement”) pursuant to which the FIS Stockholders agreed to execute and deliver, immediately after the execution and delivery of the Merger Agreement, a written consent adopting the Merger Agreement, and thereafter, to refrain from revoking, modifying or taking any other action in conflict with, such consent.  The FIS Stockholders also agreed that, subject to customary exceptions, they will not transfer any of their shares of FIS stock pending consummation of the Merger.  In addition, each of the FIS Stockholders agreed to generally support the Merger and the transactions contemplated by the Merger Agreement.

The Employment Agreements

On September 14, 2005, Lee A. Kennedy and Jeffrey S. Carbiener entered into employment agreements with Certegy.  These agreements will replace and terminate their amended change in control letter agreements dated May 16, 2002 (the “Prior CIC Agreements”).  The Prior CIC Agreements are described below in Item 1.02 of this report.  In consideration of the termination of the Prior CIC Agreements, Messrs. Kennedy and Carbiener will be entitled to cash payments of $6.25 million and $500,000, respectively, payable upon the closing of the Merger.

Pursuant to his Employment Agreement, Mr. Kennedy will continue to serve as Chief Executive Officer of Certegy starting at an annual base salary of $750,000 per year.  He is entitled to an annual incentive bonus opportunity, with the target bonus opportunity to be not less than 200% of his annual base salary.  On the closing date of the Merger, the agreement provides that Mr. Kennedy will be granted options to acquire 750,000 shares of Certegy Stock at an exercise price per share equal to the closing price of Certegy Stock on the New York Stock Exchange on such date.  Such options will vest in three equal annual installments beginning on the first anniversary of the closing and will expire on the eighth anniversary.  He is also eligible for other customary benefits for executives.

The initial term of Mr. Kennedy’s Employment Agreement is four years.  If Certegy terminates Mr. Kennedy for any reason other than for “cause” or for Mr. Kennedy’s disability, or if Mr. Kennedy terminates his employment for “good reason”, or for any reason during the one-year period following a change in control of Certegy, Mr. Kennedy will be entitled to benefits described in the agreement, including a lump-sum payment equal to three times the sum of his base salary and the highest annual bonus paid to him in the preceding three years (or, if higher, the target bonus opportunity in the year of termination), and the immediate vesting of all options, restricted stock and other equity-based incentives.

Mr. Carbiener’s Employment Agreement is generally similar to Mr. Kennedy’s, with the following distinctions.  Mr. Carbiener’s agreement provides for $400,000 in initial annual base salary, an annual incentive bonus opportunity to be not less than 200% of his annual base salary, and 350,000 options with the same terms as Mr. Kennedy’s.  The initial term of Mr. Carbiener’s agreement is three years.  If Certegy terminates Mr. Carbiener without “cause” or if Mr. Carbiener terminates his employment because of a change in control of Certegy, he is entitled to the continuation of his salary through the remaining term of his agreement and the acceleration of vesting of the options granted him under his agreement, to the extent permitted by the terms of the options.  If he is terminated for disability or dies, he or his estate, as applicable, is entitled to a lump-sum payment equal to his salary for the remaining term of his agreement.

The Employment Agreements are not effective until the effective time of the Merger, and terminate immediately if the Merger Agreement is terminated in accordance with its terms prior to the effective time.

The Rights Agreement Amendment

Also on September 14, 2005, Certegy and SunTrust Bank, a Georgia banking corporation in its capacity as rights agent (the “Rights Agent”) entered into an Amendment to Rights Agreement (the “Rights Agreement Amendment”) amending the Rights Agreement dated as of June 29, 2001 between Certegy and the Rights Agent (the “Rights Agreement”).  Each right issued pursuant to the Rights Agreement represents the right, upon becoming exercisable, to purchase one share of Certegy Stock upon the terms and conditions set forth in the Rights Agreement.  The rights are intended to have anti-takeover effects.  If the rights become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with Certegy.

The Rights Agreement Amendment generally exempts the Merger Agreement and the transactions contemplated thereby, permitting the Merger to be consummated without causing the rights issued under the Rights Agreement to become exercisable or otherwise triggering the Rights Agreement.  If for any reason the Merger Agreement is terminated and the Merger is abandoned, then the Rights Agreement Amendment shall be of no further force and effect and the Rights Agreement shall remain as it existed immediately prior to execution of the Rights Agreement Amendment.

General

The foregoing summaries of the Merger Agreement, the Shareholders Agreement, the Commitment Agreement, the Employment Agreements, and the Rights Agreement Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements and amendments filed as exhibits to this report, and in the case of the Rights Agreement, filed as Exhibit 4.3 to Certegy’s Current Report on Form 8-K filed July 20, 2001 (File No. 001-16427), which are all incorporated herein by this reference.  In the event of any conflict between the foregoing summaries and the full text of the agreements, the text of such agreements shall control.

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As stated in Item 1.01 above under the heading “The Employment Agreements”, Mr. Kennedy’s and Mr. Carbiener’s Employment Agreements replace and terminate their respective Prior CIC Agreements.  The forms of the Prior CIC Agreements for Messrs. Kennedy and Carbiener are filed as Exhibits 10.11(a) and 10.12(a), respectively, to Certegy’s Annual Report on Form 10-K filed February 17, 2004 (File No. 001-16427).  The Prior CIC Agreements generally provided that if a change in control of Certegy occurred, and the executive’s employment terminated within six months prior to, or three years after, the date of the change in control, other than from death, disability, termination for cause, or voluntary termination other than for good reason, the executive would be entitled to a severance payment and other benefits described in the agreements.  The severance payment would equal up to, in the case of Mr. Kennedy, three times, and Mr. Carbiener, two times, the sum of that executive’s highest annual salary for the twelve months prior to the termination, and the executive’s highest annual bonus (or target bonus) in the three years prior to termination or the partial year ending on the date of termination.

The foregoing summary of the Prior CIC Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the forms of the agreements, which are incorporated herein by this reference.  In the event of any conflict between the foregoing summary and the full text of the Prior CIC Agreements, the text of such agreements shall control.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES

The first three paragraphs under Item 1.01 of this report are hereby incorporated by reference in response to this Item 3.02.

ITEM 3.03                                       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The disclosure under the headings “The Rights Agreement Amendment” and “General” (insofar as it relates to the Rights Agreement or the Rights Agreement Amendment) set forth under Item 1.01 of this report, and the definitions of any defined terms defined in Item 1.01 and used under such headings, is hereby incorporated by reference in response to this Item 3.03.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                                                                 Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Certegy Inc., C Co Merger Sub, LLC and Fidelity National Information Services, Inc. dated as of September 14, 2005

4.1	Shareholders Agreement dated September 14, 2005 among Certegy Inc., Fidelity National Financial, Inc. and the other parties thereto

4.2	Amendment to Rights Agreement dated as of September 14, 2005 by and between Certegy Inc. and SunTrust Bank as Rights Agent

10.1	Commitment Agreement dated as of September 14, 2005 among Certegy Inc. and the stockholders of Fidelity National Information Services, Inc. parties thereto

10.2	Employment Agreement dated as of September 14, 2005 by and between Certegy Inc. and Lee A. Kennedy

10.3	Employment Agreement dated as of September 14, 2005 by and between Certegy Inc. and Jeffrey S. Carbiener

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTEGY INC.

	By:	/s/Walter M. Korchun
Walter M. Korchun
Executive Vice President, General Counsel and
Date: September 15, 2005		Secretary